EXHIBIT 4

Menu  • Home  • Board of Directors  • Press Releases  • Stockholder Letters  • Presentations  • Contacts  • How To Vote  ADP: Driving  Superior Results. Vote the WHITE Proxy Card Today Welcome This website contains important information regarding ADP’s upcoming 2017 Annual Meeting of Stockholders. We thank you for your investment in ADP. ADP recommends that you vote FOR the re-election of each of the highly qualified ADP nominees proposed by our Board of Directors. ADP’s Board has the right balance of leadership continuity and fresh perspectives to help ADP continue its strong track record of delivering value to shareholders while positioning the Company for sustainable future growth. Your vote is critical to protect the value of your investment. Vote FOR the re-election of the ADP nominees proposed by our Board of Directors on the WHITE proxy card today. How to Vote ADP Has Delivered Superior  Total Shareholder Return Sources: Bloomberg, Capital IQ  Notes: 1. Assumes ADP’s 7/27/17 intraday price of $111.65 as of 12:00PM, which is the assumed ADP “unaffected” price; assumes shareholders have held their CDK shares since it was spun off from ADP on October 1, 2014 and all ADP and CDK dividends have been reinvested on the ex-dividend date 2. Market data as of close on 7/26/17 results in 175% TSR (excludes CDK reinvestment) 3. ADP does not have a direct competitor set. The peer set of HCM-Related Players reflects the broadest set of firms that either solely or partially compete in the HCM landscape ranging from early stage companies with narrow product sets to large cap software companies; market capitalization weighted: Benefitfocus; Cornerstone OnDemand; IBM; Insperity; Intuit; Microsoft; Oracle; Paychex; Paycom; Paylocity; SAP; The Sage Group; TriNet; Ultimate; Workday 4. Market data as of close on 7/26/17 How To Vote Vote Online Vote by Mail Vote by Phone How to Vote Copyright © 2017 ADP, LLC All rights reserved. • SEC Proxy Filings • Important Information

Menu  • Home  • Board of Directors  • Press Releases  • Stockholder Letters  • Presentations  • Contacts  • How To Vote  Board of Directors ADP is committed to maintaining a strong and independent Board with the right mix of skills and expertise to continue its effective oversight of ADP’s strategy and management. Your Board is composed of experienced, independent directors with broad expertise across a number of key disciplines relevant to ADP, including human capital management, technology, business operations and strategic planning. With four new directors having joined the Board since 2014 and an average tenure of only 6.8 years as of our Annual Meeting (well below the S&P 500 average of 8.3 years), we believe our current Board has the right balance of leadership continuity and fresh perspectives to help ADP continue its strong track record of delivering value to shareholders while positioning the Company for sustainable future growth. We strongly urge you vote for the entire slate of 10 highly qualified and experienced current ADP director nominees. Support your Board by voting the WHITE proxy card TODAY. Peter Bisson Retired Director at McKinsey & Company Mr. Bisson was a Director and the Global Leader of the High-Tech Practice at McKinsey & Company prior to his retirement in June 2016. Mr. Bisson also held a number of other leadership positions at McKinsey & Company, including chair of its knowledge committee, which guides the firm’s knowledge investment and communication strategies, member of the firm’s shareholders committee, and leader of the firm’s strategy and telecommunications practices. In more than 30 years at McKinsey & Company, Mr. Bisson advised a variety of multinational public companies, including ADP, in the technology-based products and services industry. Mr. Bisson is also a director of Gartner Inc. Director since: 2015 Age: 60 Independent Key Skills & Qualifications Mr. Bisson’s experience includes advising clients on corporate strategy and M&A, design and execution of performance improvement programs, marketing and technology development. Mr. Bisson’s broad experience in the technology industry is a valuable asset to our board of directors and contributes to the oversight of the company’s strategic direction and growth. Richard T. Clark Retired Chairman and Chief Executive Officer of Merck & Co., Inc. Mr. Clark is the retired chairman of the board, chief executive officer, and president of Merck & Co., Inc. Mr. Clark served as chairman of Merck & Co., Inc. from April 2007 until December 2011, as chief executive officer from May 2005 until December 2010, and as president from May 2005 until April 2010. He held a variety of other positions during his 39-year tenure at Merck, including president of the Merck manufacturing division from June 2003 to May 2005, and chairman and chief executive officer of Medco Health Solutions, Inc. from March 2002 to June 2003. Mr. Clark is the lead independent director of Corning Incorporated, a global manufacturing company, and previously served on the advisory board of American Securities, a private equity firm, from 2011 to 2014. Director since: 2011 Age: 71 Independent Key Skills & Qualifications With a proven track record of leadership and achievement, Mr. Clark has significant business experience in navigating through complex regulatory environments and offers our board of directors broad managerial, operational and strategic planning expertise, as well as extensive experience in the issues facing public companies and multinational businesses. Eric C. Fast Retired Chief Executive Officer of Crane Co. Mr. Fast is the retired chief executive officer, president, and director of Crane Co., a manufacturer of industrial products. Mr. Fast served as the chief executive officer of Crane Co. from April 2001 until January 2014, as president from 1999 through January 2013, and as a director from 1999 to January 2014. Mr. Fast is a director of Regions Financial Corporation and serves as a director/trustee of the twelve investment companies in the Lord Abbett Family of Funds. He was a director of Convergys Corporation from 2000 to 2007. Mr. Fast also served as a managing director, co-head of global investment banking, and a member of the management committee of Salomon Smith Barney from 1997 to 1998. Mr. Fast held those same positions at Salomon Brothers Inc. from 1995 until the merger of Salomon Brothers Inc. and Travelers/Smith Barney, and prior to that he was co-head of U.S. corporate finance at Salomon Brothers Inc. from 1991 to 1995. Director since: 2007 Age: 68 Independent Key Skills & Qualifications As a former chief executive officer, Mr. Fast brings broad managerial and operational expertise, as well as experience in risk management matters, to our board. Mr. Fast has extensive financial and transactional experience, demonstrated by his career in investment banking prior to his tenure at Crane Co. With years of demonstrated leadership ability, Mr. Fast contributes significant organizational skills to our board of directors, including expertise in financial, accounting, and transactional matters.  Linda R. Gooden Retired Executive Vice President of Lockheed Martin Corporation Information Systems & Global Solutions Ms. Gooden is the retired executive vice president – information systems & global solutions of Lockheed Martin Corporation, a position that she held from January 2007 to March 2013. She previously served as deputy executive vice president – information & technology services of Lockheed Martin Corporation from October 2006 to December 2006, and president, Lockheed Martin Information Technology from September 1997 to December 2006. Ms. Gooden serves on the boards of General Motors Company and The Home Depot. She is also a director of WGL Holdings, Inc., a public utility holding company, and Washington Gas Light Company, a subsidiary of WGL Holdings, Inc. Director since: 2009 Age: 64 Independent Key Skills & Qualifications Ms. Gooden brings to our board of directors broad managerial and operational expertise, as well as experience in business restructuring, finance and risk management. She has a strong background in cybersecurity and information technology, as well as a proven track record of achievement and sound business judgment demonstrated throughout her career with Lockheed Martin Corporation. Michael P. Gregoire Chief Executive Officer and Director of CA Technologies  Mr. Gregoire is chief executive officer and a director of CA Technologies. He served as president and chief executive officer of Taleo Corporation, a provider of on-demand talent management software solutions, from March 2005 until its acquisition by Oracle Corporation in April 2012, as a director from April 2005 to April 2012, and as chairman of the board from May 2008 to April 2012. Mr. Gregoire served as executive vice president, global services and held various other senior management positions at PeopleSoft, Inc. from May 2000 to January 2005. Mr. Gregoire was managing director for global financial markets at Electronic Data Systems, Inc. from 1996 to April 2000, and in various other roles from 1988 to 1996. He has also served as a director of ShoreTel, Inc. from November 2008 to January 2014 and the chair of its compensation committee from July 2010 to January 2014. Mr. Gregoire is also a director of NPower, a nonprofit information technology services network, since September 2013 Director since: 2014 Age: 51 Independent Key Skills & Qualifications Mr. Gregoire brings to our board of directors extensive executive leadership experience with public companies in the software and services business and strong experience in the technology industry and cybersecurity matters. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies. R. Glenn Hubbard Dean of Columbia University’s Graduate School of Business Mr. Hubbard has been the dean of Columbia University’s Graduate School of Business since 2004 and has been the Russell L. Carson professor of finance and economics since 1994. He is also a director of BlackRock Closed-End Funds and MetLife, Inc. and a member of the Panel of Economic Advisors for the Federal Reserve Bank of New York. Mr. Hubbard served as a director of KKR Financial Holdings, LLC from 2004 until 2014, Information Services Group, Inc. from 2006 to 2008, Duke Realty Corporation from 2004 to 2008, Capmark Financial Corporation from 2006 to 2008, Dex Media, Inc. from 2004 to 2006, and R.H. Donnelley Corporation in 2006. Mr. Hubbard was chairman of the President’s Council of Economic Advisers from 2001 to 2003.  Director since: 2004 Age: 59 Independent Key Skills & Qualifications Mr. Hubbard provides our board of directors with substantial knowledge of and expertise in global macroeconomic conditions and economic, tax and regulatory policies, as well as perspective on financial markets. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies. John P. Jones (Chairman) Retired Chairman and Chief Executive Officer of Air Products and Chemicals, Inc. Mr. Jones is the retired chairman of the board, chief executive officer, and president of Air Products and Chemicals, Inc., an industrial gas and related industrial process equipment business. Mr. Jones served as chairman of Air Products and Chemicals, Inc. from October 2007 until April 2008, as chairman and chief executive officer from September 2006 until October 2007, and as chairman, president, and chief executive officer from December 2000 through September 2006. He also served as a director of Sunoco, Inc. from 2006 to 2012.  Director since: 2005 Age: 66 Independent Key Skills & Qualifications  With a track record of achievement and sound business judgment demonstrated during his thirty-six year tenure at Air Products and Chemicals, Inc., Mr. Jones has significant experience in operating within a highly regulated framework and brings to the board of directors extensive experience in issues facing public companies and multinational businesses, including organizational management, strategic planning, and risk management matters, combined with proven business and financial acumen. William J. Ready Executive Vice President, Chief Operating Officer, PayPal Mr. Ready has been PayPal’s executive vice president, chief operating officer since September 2016 and prior to that, senior vice president, global head of product and engineering since January 2015. Since August 2011, he had been the chief executive officer of Braintree, a mobile and web payment systems company acquired by PayPal in 2013. He continues to lead Braintree in his capacity as chief operating officer of PayPal. Prior to Braintree, Mr. Ready was executive in residence at Accel Partners, a leading Silicon Valley venture capital and growth equity firm. A veteran of the payments industry, Mr. Ready also served as president of iPay Technologies from 2008 to 2011. He also worked as a strategy consultant for McKinsey & Company, where he advised leading financial technology companies. Director since: 2016 Age: 37 Independent Key Skills & Qualifications  Mr. Ready possesses strong expertise in the technology-based products and services industry, which is a valuable asset to our board of directors and contributes to the oversight of the company’s strategic direction and growth. He also brings to our board of directors deep operational experience and knowledge of the technology industry’s consumer space, including related cybersecurity matters. Carlos A. Rodriguez President and Chief Executive Officer of Automatic Data Processing, Inc. Mr. Rodriguez is president and chief executive officer of the company. He served as president and chief operating officer of the company before he was appointed to his current position in November 2011. Having started his career at the company in 1999, Mr. Rodriguez previously served as president of several key businesses, including National Accounts Services, Employer Services International, Small Business Services, and Professional Employer Organization, giving him deep institutional knowledge across the company’s business. Mr. Rodriguez was also a director of Hubbell Inc., a manufacturer of electrical and electronic products, from 2009 to 2016. Director since: 2011 Age: 53 Key Skills & Qualifications  In addition to broad managerial, operational and strategic planning expertise, Mr. Rodriguez brings a wealth of business acumen and leadership experience to our board of directors, including a deep knowledge of the HCM industry and unique understanding of our business, coupled with a proven track record of integrity, achievement, and strategic vision. Sandra S. Wijnberg Executive Advisor, and Former Partner and Chief Administrative Officer of Aquiline Holdings Ms. Wijnberg is an executive advisor to and former partner, chief administrative officer and member of the board of Aquiline Holdings, a registered investment advisory firm she joined in 2007. From 2014 to 2015, Ms. Wijnberg left Aquiline Holdings to work in Jerusalem at the behest of the U.S. State Department as the deputy head of mission, Office of the Quartet. Prior to joining Aquiline Holdings, she was the senior vice president and chief financial officer of Marsh & McLennan Companies, Inc., from January 2000 to April 2006. From 1997 to 2000, Ms. Wijnberg was the senior vice president, treasurer and (from 1999 to 2000) interim chief financial officer of YUM! Brands, Inc. She is a director of T. Rowe Price and previously served on the boards of Tyco International plc from 2003 to 2016 and TE Connectivity Ltd. from 2007 to 2009. Director since: 2016 Age: 61 Independent Key Skills & Qualifications  Ms. Wijnberg is a seasoned business leader with strong financial acumen and significant corporate finance, business operations, insurance and risk management expertise, as well as international experience that provides a valuable global perspective to our board of directors. Copyright © 2017 ADP, LLC All rights reserved. • SEC Proxy Filings • Important Information

Menu  • Home  • Board of Directors  • Press Releases  • Stockholder Letters  • Presentations  • Contacts  • How To Vote  Press Releases September 12, 2017 ADP Files Investor Presentation  September 7, 2017 ADP Comments on Letter From Pershing Square and Previous Meeting With ADP Board September 7, 2017 ADP Files Definitive Proxy Materials  August 22, 2017 ADP Files Preliminary Proxy Statement for 2017 Annual Meeting August 21, 2017 ADP Board Rejects Pershing Square Nominees for 2017 Annual Meeting  August 17, 2017 ADP Comments on Pershing Square Investor Presentation  August 7, 2017 ADP Comments on Pershing Square Capital Management's Nomination of Directors  August 4, 2017 ADP Says Pershing Square Capital Management Seeking Control of ADP  Copyright © 2017 ADP, LLC All rights reserved. • SEC Proxy Filings • Important Information

Stockholder Letters Stockholder letters to come

Presentations September 12, 2017 ADP Investor Presentation

Contacts ADP For Investors: Christian Greyenbuhl  (973) 974-7835 Christian.Greyenbuhl@adp.com Byron Stephen  (973) 974-7896 Byron.Stephen@adp.com For Media: Michael Schneider  (973) 974-5678 office  (973) 868-1000 mobile Michael.Schneider@adp.com George Sard/Jared Levy/Liz Zale/Pamela Greene/Devin Broda  Sard Verbinnen & Co  (212) 687-8080 ADP-SVC@sardverb.com INNISFREE M&A INCORPORATED Shareholders Call Toll-Free: (877) 750-0510

How To Vote VOTING YOUR SHARES IS QUICK AND EASY 1. If you have any questions about how to vote voting your shares, don’t hesitate to call Innisfree M&A Incorporated, which is helping ADP in this matter. From the U.S. and Canada, call TOLL-FREE (877) 750-0510.  If outside the U.S. or Canada please call (412) 232-3651. 2. ADP shares can be held in a variety of ways.  But whether you hold your shares in registered name, in a personal account through a bank or a broker, the basic principles of voting are the same—and voting is quick and easy. 3. First, examine any proxy materials you receive carefully.  Both ADP’s and Pershing Square’s materials will be clearly marked as such.  Pershing Square’s proxy card or voting instruction form will be labeled “Gold” and be printed on either dark or very light Gold paper.  We urge you to simply DISCARD any Gold proxy card or voting instruction form you may receive. 4. Enclosed with your ADP proxy materials, you will find a WHITE proxy card or voting instruction form.  TIP: The proxy card or voting instruction card is usually the very same piece of paper that shows your address through the window envelope.  Be careful not to discard it by accident. 5. The WHITE proxy card provides easy instructions for three methods of voting—by telephone, by Internet or by simply signing, dating and returning your vote by mail.  You may choose whichever method is most convenient for you.   If you decide to vote by telephone or by Internet, you’ll want to have handy the Control Number located on your WHITE proxy card or voting instruction form. 6. Remember, if you hold shares in more than one account, you will receive a WHITE proxy card or voting instruction form for each of those accounts. Please vote using each WHITE proxy card or voting instruction form you receive.◦If you vote by telephone or Internet, you will need to refer to the Control Number that is unique to each account you own and that is shown on each WHITE proxy card.  7. Finally, remember that only your latest-dated vote counts.  Therefore, if you vote using the Gold proxy card or voting instruction form (even if you mark “withhold” on Pershing Square’s nominees) it will cancel any vote you previously executed for that account using a WHITE proxy card or voting instruction form.  And ADP needs your votes FOR the ADP nominees on the White proxy card.  (If you inadvertently returned a Gold proxy card or voting instruction form, you can always cancel that vote by simply submitting a later dated vote using a WHITE proxy card or voting instruction form.) THANK YOU FOR YOUR SUPPORT